UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934 (Amendment No. )

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☐ Soliciting Material Pursuant to §240.14a-12

OPTIMER PHARMACEUTICALS, INC.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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Optimer Pharmaceuticals, Inc.

SUPPLEMENT TO PROXY STATEMENT

FOR THE 2011 ANNUAL MEETING OF STOCKHOLDERS

TO BE HELD ON APRIL 25, 2011

This document supplements our proxy statement filed on March 31, 2011 relating to our Annual Meeting of Stockholders to be held on April 25, 2011.  The purpose of this supplement is to correct the information regarding Robert L. Zerbe’s attendance at meetings of our Board of Directors and committees of our Board of Directors.  Due to a clerical error, the proxy statement erroneously stated that Dr. Zerbe did not attend at least 75% of the aggregate of the meetings of the Board of Directors and of the committees on which he served, held during the period for which Dr. Zerbe was a director or committee member in 2010.  After correcting the clerical error, we determined that Dr. Zerbe attended 83% of the meetings of the Board of Directors and of the committees on which he served during 2010.